LIMITED POWER OF ATTORNEY
FOR SECTION 13 AND SECTION 16
REPORTING OBLIGATIONS
      Know all by these presents that the undersigned hereby
makes, constitutes, and appoints Kenneth S. Witt and Jason C. Nelson of Burleson LLP the undersigned's true and lawful attorneys-in-fact for the purposes hereinafter set forth, effective as of the date set forth below. References in this limited power of attorney to my "attorney-in-fact" are to each of the persons named above and to the person or persons substituted hereunder pursuant to the power of substitution granted herein.
      I hereby grant to my attorney-in-fact, for me and in my
name, place, and stead, the power:
      1.	To execute for and on behalf of the undersigned, in
the undersigned's capacity as a stockholder of NOVAMEX
ENERGY, INC. (the "Company"), Schedule 13D and Schedule 13G,
and all and any amendments thereto, in accordance with
Section 13 of the Securities Exchange Act of 1934, as
amended, and the rules and regulations promulgated thereunder
(the "Exchange Act");
      2.	To execute for and on behalf of the undersigned, in
the undersigned's capacity as a stockholder of the Company,
Form 3, Form 4, and Form 5, and all and any amendments
thereto, in accordance with Section 16(a) of the Exchange
Act;
      3.	To do and perform any and all acts for and on
behalf of the undersigned that may be necessary or desirable to complete and execute any such Schedule 13D, Schedule 13G,
Form 3, Form 4, and Form 5, complete and execute all and any amendments thereto, and timely file such schedule, form, or amendment thereto with the U.S. Securities and Exchange
Commission (the "SEC") and any securities exchange or similar authority, including without limitation the filing of a Form
ID or any other documents necessary or appropriate to enable the undersigned to file Schedule 13D, Schedule 13G, Form 3,
Form 4, and Form 5 electronically with the SEC;
      4.	To seek or obtain, as the undersigned's
representative and on the undersigned's behalf, information
on transactions in the Company's securities from any third
party, including brokers, employee benefit plan
administrators, and trustees, and the undersigned hereby
authorizes any such person to release any such information to each of the undersigned's attorneys-in-fact appointed by this limited power of attorney and approves and ratifies any such release of information; and
      5.	To take any other action in connection with the
foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this limited power of attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact's discretion.
      The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this limited power of attorney and the rights and powers herein granted.
      The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 13 or
Section 16 of the Exchange Act.

      This limited power of attorney shall remain in full force and effect until the undersigned is no longer required to file any of Schedule 13D, Schedule 13G, Form 3, Form 4, or Form 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact. This limited power of attorney may be filed with the SEC as a confirming statement of the authority granted herein.

[SIGNATURE PAGE FOLLOWS.]


IN WITNESS WHEREOF, the undersigned has executed this limited power of attorney as of this 15th day of April, 2015.

	Signed and acknowledged:

	EXCELLERE CAPITAL GROUP LLC


By:
/s/ Stephen Bargo

Stephen Bargo
Chairman